                         FINANCIAL CONSULTING AGREEMENT
                         ------------------------------

        This FINANCIAL CONSULTING AGREEMENT (this "Agreement") made as of this 9th day of November, 1998 is by and between Coventry Industries Corp., a Florida corporation, with its principal place of business at 7777 Glades Road, Suite 211, Boca Raton, FL 33434 (the "Company"), and Strategic Capital Holdings, a Florida Corporation, having its principal place of business in Ft Lauderdale, Fl. (the "Consultant").

                                R E C I T A L S:
                                ----------------

         A. The Company is a public company with a class of equity securities publicly traded, and desires to retain Consultant to provide certain financial consulting services.

         B. Consultant desires to provide certain financial consulting services to the Company in accordance with the terms and conditions contained hereinafter.

         NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto hereby agree as follows:

         1. Consulting Services. During the term of this Agreement, Consultant is hereby retained by the Company to provide financial consulting services to the Company, as said services relate to corporate finance matters, including, without limitation, advice regarding acquisitions, consolidations, mergers, joint ventures and financial strategies. Consultant shall provide such financial consulting services as reasonably requested by the Company during the term of this Agreement, provided that nothing hereunder shall require Consultant to devote a minimum number of hours per calendar month toward the performance of services hereunder. The level and scope of services that may reasonably be requested hereunder shall be dependent, in part, on the amount of compensation to be paid Consultant by the Company hereunder. Unless otherwise agreed to by Consultant, all services hereunder shall be performed by Consultant, in its sole discretion, at its principal place of business or other offices. Notwithstanding anything contained herein to the contrary, the services to be performed by Consultant hereunder may be performed by any employee or consultant to Consultant.

         2. Term. The term of this Agreement shall be for two years commencing as of the date first written above and terminating one day prior to the second anniversary hereof; provided, however, that this Agreement shall be renewable for subsequent one year terms, by mutual agreement of the parties in writing, at least thirty (30) days prior to the expiration of the then current term.

         3. Compensation. In consideration for the performance of services hereunder, the Company hereby agrees to pay Consultant the aggregate sum of 250,000 shares of the Company's restricted common stock as full compensation for the term of this Agreement within 30 days of the execution of this Agreement. These shares are being issued as payment for $250,000 in value of services to be rendered. If, at the time that the shares mature and can be liquidated under the "144" sales rules, the value is less than $250,000, the Company will issue additional shares to make up the shortfall upon proper presentation of the documented sales of the stock by the Consultant. The Company hereby agrees to pay on a pre-approval basis all out-of-pocket expenses incurred by Consultant in connection with such services to be rendered hereunder. Consultant may, from time to time, deem it to be in the best interests of the Company to retain an outside consultant in connection with certain specific acquisitions or proposed transactions. In such event, the Company hereby agrees to pay any and all fees and expenses of such consultant.

         4. Representations of the Company. The Company hereby represents and warrants that any and all information supplied hereunder to Consultant in connection with any and all services to be performed hereunder by Consultant for and on behalf of the Company shall be true, complete and correct as of the date of such dissemination and shall not fail to state a material fact necessary to make any of such information not misleading. The Company hereby acknowledges that the ability of Consultant to adequately provide financial consulting services hereunder and/or to initiate and/or effectuate introductions on behalf of the Company with respect to potential acquisitions is dependent upon the prompt dissemination of accurate, correct and complete information to Consultant. In addition, and notwithstanding anything contained herein to the contrary, nothing hereunder shall obligate Consultant to make any minimum number of introductions hereunder or to initiate any merger or acquisitions involving or relating to the Company. The Company further represents and warrants hereunder that this Agreement and the transactions contemplated hereunder, have been duly and validly authorized by all requisite corporate action; that the Company has the full right, power and capacity to execute, deliver and perform its obligations hereunder; and that this Agreement, upon execution and delivery of the same by the Company, will represent the valid and binding obligation of the Company enforceable in accordance with its terms. The representations and warranties set forth herein shall survive the termination of this Agreement.

         5. Indemnification.

         (a) The Company hereby agrees to indemnify, defend and hold harmless Consultant, its officers, directors, principals, employees, affiliates, and shareholders, and their successors and assigns from and against any and all claims, damages, losses, liability, deficiencies, actions, suits, proceedings, costs or legal expenses (collectively the "Losses") arising out of or resulting from: (i) any breach of a representation, or warranty by the Company contained in this Agreement; or (ii) any activities or services performed hereunder by Consultant, unless such Losses were the result of the intentional misconduct or gross misconduct of Consultant; or (iii) any and all costs and expenses (including reasonable attorneys' and paralegals' fees) related to the foregoing, and as more fully described below.

         (b) If Consultant receives written notice of the commencement of any legal action, suit or proceeding with respect to which the Company is or may be obligated to provide indemnification pursuant to Section 7 above, Consultant shall, within thirty (30) days of the receipt of such written notice, give the Company written notice thereof (a "Claim Notice"). Failure to give such Claim Notice within such thirty (30) day period shall not constitute a waiver by Consultant of its right to indemnity hereunder with respect to such action, suit or proceeding. Upon receipt by the Company of a Claim Notice from Consultant with respect to any claim for indemnification which is based upon a claim made by a third party ("Third Party Claim"), Consultant may assume the defense of the Third Party Claim with counsel of its own choosing, as described below. The Company shall cooperate in the defense of the Third Party Claim and shall furnish such records, information and testimony and attend all such conferences, discovery proceedings, hearings, trial and appeals as may be reasonably required in connection therewith. Consultant shall have the right to employ its own counsel in any such action, but the fees and expenses of such counsel shall be at the expense of Consultant unless the Company shall not have promptly employed counsel to assume the defense of the Third Party Claim, in which event such fees and expenses shall be borne solely by the Company. The Company shall not satisfy or settle any Third Party Claim for which indemnification has been sought and is available hereunder, without the prior written consent of Consultant. If the Company shall fail with reasonable promptness either to defend such Third Party Claim or to satisfy or settle the same, Consultant may defend, satisfy or settle the Third Party Claim at the expense of the Company and the Company shall pay to Consultant the amount of any such Loss within ten (10) days after written demand therefor. The indemnification provisions hereunder shall survive the termination of this Agreement.

         6. Amendment. No modification, waiver, amendment, discharge or change of this Agreement shall be valid unless the same is evidenced by a written instrument, executed by the party against which such modification, waiver, amendment, discharge, or change is sought.

         7. Notices. All notices, demands or other communications given hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or transmitted by facsimile transmission or the third calendar day after being mailed by United States registered or certified mail, return receipt requested, postage prepaid, to the addresses herein above first mentioned or to such other address as any party hereto shall designate to the other for such purpose in the manner hereinafter set forth.

         8. Entire Agreement. This Agreement contains all of the understandings and agreements of the parties with respect to the subject matter discussed herein. All prior agreements, whether written or oral, are merged herein and shall be of no force or effect.

         9. Severability. The invalidity, illegality or unenforceability of any provision or provisions of this Agreement will not affect any other provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforceability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

         10. Construction and Enforcement. This Agreement shall be construed in accordance with the laws of the State of Florida, without application of the principles of conflicts of laws. If it becomes necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the state or federal courts located in Palm Beach County in the State of Florida. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding. Venue for any such action, in addition to any other venue permitted by statute, will be Palm Beach County, Florida. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Palm Beach County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Palm Beach County, Florida, has been brought in an inconvenient forum.

         11. Binding Nature. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties, and their respective successors and assigns.

         12. Counterparts. This Agreement may be executed in any number of counterparts, including facsimile signatures which shall be deemed as original signatures. All executed counterparts shall constitute one Agreement, notwithstanding that all signatories are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.



                            Coventry Industries, Corp


By:___________________________________________________

Name:_________________________________________________

Title:________________________________________________



                           Strategic Capital Holdings

By:___________________________________________________

Name:_________________________________________________

Title:________________________________________________